Third Quarter 2021 Earnings Conference Call 10/19/2021 HANCOCK WHITNEY Exhibit 99.2

This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, loan growth expectations, management’s predictions about charge-offs for loans, the impact of the COVID-19 pandemic on the economy and our operations, the adequacy of our enterprise risk management framework, the ongoing impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial reporting, the financial impact of regulatory requirements and tax reform legislation, the impact of the change in the referenced rate reform, deposit trends, credit quality trends, the impact of PPP loans and forgiveness on our results, changes in interest rates, inflation, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Given the many unknowns and risks being heavily weighted to the downside, our forward-looking statements are subject to the risk that conditions will be substantially different than we are currently expecting. If efforts to contain and inoculate our population against COVID-19 and other variants thereof, are unsuccessful and restrictions on movement are re-imposed, the economic impact could continue to be substantial. The COVID-19 outbreak and its consequences, including responsive measures to manage it, have had and are likely to continue to have an adverse effect, possibly materially, on our business and financial performance by adversely affecting, possibly materially, the demand and profitability of our products and services, the valuation of assets and our ability to meet the needs of our customers. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in other periodic reports that we file with the SEC. Important cautionary statement about forward-looking statements HANCOCK WHITNEY 2

Non-GAAP Reconciliations & Glossary of Terms Throughout this presentation we may use non-GAAP numbers to supplement the evaluation of our performance. The items noted below with an asterisk, "*", are considered non-GAAP. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Reconciliations of those non-GAAP measures to the comparable GAAP measure are included in the appendix to this presentation. The earnings release, financial tables and supporting slide presentation can be found on the company’s Investor Relations website at investors.hancockwhitney.com. 1Q21 – First Quarter of 2021 2H20 – Second Half of 2020 2H21 – Second Half of 2021 2Q20 – Second Quarter of 2020 2Q21 – Second Quarter of 2021 3Q20 – Third Quarter of 2020 3Q21 – Third Quarter of 2021 4Q20 – Fourth Quarter of 2020 4Q21 – Fourth Quarter of 2021 4Q22 – Fourth Quarter of 2022 AFS – Available for sale securities ACL – Allowance for credit losses Annualized – Calculated to reflect a rate based on a full year B – Dollars in billions bps – basis points CARES Act – Coronavirus Aid Relief, and Economic Security Act CCB – Capital Conservation Buffer C&D – Construction and land development loans C&I – Commercial and industrial loans CDI – Core Deposit Intangible CECL – Current Expected Credit Losses (accounting standard effective 1/1/2020) CET1 – Common Equity Tier 1 Ratio Core Loans - Loans excluding PPP activity COVID-19 – Pandemic related virus CRE – Commercial real estate DDA – Noninterest-bearing demand deposit accounts DP – Data processing (e) – estimated *Efficiency ratio – noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items EOP – End of period EPS – Earnings per share Excess liquidity - deposits held at the Fed plus investment in the bond portfolio above normal levels Fed - Federal Reserve Bank FTE – Full time equivalent FV – Fair Value HFS – Held for sale HTM – Held to maturity securities ICRE – Income-producing commercial real estate IRR – Interest rate risk LIBOR – London Inter-Bank Offered Rate Line Utilization - represents the used portion of a revolving line resulting in a funded balance for a given portfolio; credit cards, construction loans (commercial and residential), and consumer lines of credit are excluded from the calculation Linked-quarter (LQ) – current quarter compared to previous quarter LOB – Line of Business LQA – Linked-quarter annualized M&A – Mergers and acquisitions MM – Dollars in millions NII – Net interest income *NIM – Net interest margin (TE) NPA – Nonperforming assets NPL – Nonperforming loans OCI – Other comprehensive income OFA – Other foreclosed assets *Operating – Financial measure excluding nonoperating items *Operating Leverage – Operating revenue (TE) less operating expense; also known as PPNR ORE – Other real estate PAA – Purchase accounting accretion from business combinations *PPNR – Pre-provision net revenue (operating): also known as operating leverage PPP – SBA’s Paycheck Protection Program related to COVID-19 PY – Prior year ROA – Return on average assets ROTCE – Return on tangible common equity SBA – Small Business Administration S1 – Stronger Near-term Growth S2 – Slower Near-term Growth Structured solutions – active term modification of original contractual loan agreement TCE – Tangible common equity ratio (common shareholders’ equity less intangible assets divided by total assets less intangible assets) TDR – Troubled Debt Restructuring *TE – Taxable equivalent (calculated using the current statutory federal tax rate) VERP – Voluntary Early Retirement Program Y-o-Y – Year over year HANCOCK WHITNEY 3

Corporate Profile (as of September 30, 2021)

- $35.3 billion in Total Assets
- $20.9 billion in Total Loans (includes $935.3 million in PPP loans)
- $29.2 billion in Total Deposits
- CET1 ratio 11.19%(e)
- Tangible Common Equity (TCE) ratio 7.85%
- $4.1 billion in Market Capitalization
- 177 banking locations and 240 ATMs across our footprint (as of October 8, 2021)
- Approximately 3,400 (FTE) employees corporate-wide
- Moody's long-term issuer rating: Baa3; outlook stable
- S&P long-term issuer rating: BBB; outlook stable
- Named one of America's Best Midsize Employers by Forbes
- Rated among the strongest, safest financial institutions in the country by BauerFinancial, Inc. for 128 consecutive quarters
- Earned top customer service marks with Greenwich Excellence Awards
- Diversity, equity and inclusion (DEI) are fundamental to the spirit of HWC's purpose, mission and values


HANCOCK WHITNEY LOCATIONS

HWC
Nasdaq Listed

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Third Quarter 2021 Highlights

- Net income totaled $129.6 million, or $1.46 per diluted share, up $40.9 million, or $0.46 per share, linked quarter
  - 3Q21 results include ($1.4) million, or ($0.01) per share, of net nonoperating **income** items
  - Excluding the impact of nonoperating items, EPS would be $1.45, up $0.08 linked quarter
- Pre-provision net revenue (PPNR)* totaled $134.8 million, down $2.4 million, linked-quarter
- Core loan growth of $219.7 million, offset the impact of $482.2 million in PPP loan forgiveness leading to an overall decline in total loans of $262.5 million in the quarter
- Deposits decreased $65.0 million linked-quarter; noninterest-bearing demand deposits increased $247.0 million
- $28.8 million reserve release and $1.8 million in net charge-offs led to a negative provision for credit losses of $27.0 million
- ACL coverage remained strong at 1.92%; 2.00% excl PPP loans
- Both nonperforming loans and criticized commercial loans declined 27% and 11%, respectively linked-quarter
- The continued impact of excess liquidity, driven mainly by PPP loan forgiveness, led to a 2 bps compression in reported NIM
- TCE ratio 7.85%, up 15 bps

($s in millions; except per share data)	3Q21	2Q21	3Q20
Net Income	$129.6	$88.7	$79.4
Provision for credit losses	(27.0)	(17.2)	25.0
Net nonoperating (income)/expense items	(1.4)	42.2	–
Earnings Per Share – diluted	$1.46	$1.00	$0.90
Return on Assets (%) (ROA)	1.46	1.01	0.97
Return on Tangible Common Equity (%) (ROTCE)	19.22	13.94	13.14
Net Interest Margin (TE) (%)	2.94	2.96	3.23
Net Charge-offs (%)	0.03	0.20	0.43
CET1 Ratio (%)	11.19(e)	10.98	10.30
Tangible Common Equity (%)	7.85	7.70	7.53
Pre-Provision Net Revenue (TE)*	134.8	137.2	126.3
Efficiency Ratio (%)	57.4	57.0	59.3

*Non-GAAP measure: see slide 24 for non-GAAP reconciliation

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Loans totaled $20.9 billion, down $262.5 million, net, linked-quarter $482.2 million in PPP loan forgiveness $219.7 million in core loan growth, or 4% LQA Quarterly core loan growth (excl PPP) impacted by: Fewer payoffs and paydowns in 3Q21 Slight uptick in line utilization rates Increased loan pipeline pull-through rate Tailwinds and headwinds to future core loan growth: Tailwinds: Improvement in economic activity across our footprint Deployment of excess liquidity Improvement of utilization rates Headwinds: Amortizing only indirect and energy loan portfolios Continued elevated levels of residential mortgage payoffs Payoffs and paydowns expected in 4Q21 (including potential impact from CRE) Loan Growth Momentum Continues in Markets & Specialty Lines HANCOCK WHITNEY $21,149 $20,886 $26 $193 $92 $112 $54 $482 $47 $61 $10 $32 $20,000 $20,500 $21,000 $21,500 $22,000 6/30/21 East Region(MS AL FL &TN) Central Region(SE LA) West Region(TX & SW LA) PPP loans Indirect Equipment Finance Mortgage Energy Healthcare Other/Miscellaneous 9/30/21 $ in millions 48.3% 41.5% 40.4% 40.0% 37.7% 38.3% 38.7% 35.0% 40.0% 45.0% 50.0% 55.0% 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 Line Utilization HANCOCK WHITNEY

Paycheck Protection Program (PPP) Loans Under the original and extended Paycheck Protection Programs (PPP), the company has originated more than 20,000 loans totaling $3.3 billion During 3Q21, $482 million in PPP loans were forgiven Expect up to $500 million of PPP loans to be forgiven in 4Q21, resulting in a total remaining balance between $400 million and $500 million at December 31, 2021 Unamortized fees totaled $17.6 million as of September 30, 2021   Quarterly Impact $ in millions except per share data EOP PPP Net Income PPNR Fees Amortized NIM EPS 2Q20 $2,287 $12.8 $16.2 $13.0 0.05% $0.15 3Q20 2,324 15.3 19.3 17.0 0.06% 0.17 4Q20 2,005 14.7 18.6 15.7 0.05% 0.17 1Q21 2,346 14.3 18.2 14.2 0.04% 0.16 2Q21 1,418 15.8 20.0 16.9 0.09% 0.18 3Q21 935 11.9 15.3 14.4 0.11% 0.13 West 25% Central 39% East 36% HANCOCK WHITNEY Quarterly Impact $ in millions except per share data EOP PPP Net Income PPNR Fees Amortized NIM EPS 2Q20 $2,287 $12.8 $16.2 $13.0 0.05% $0.15 3Q20 2,324 15.3 19.3 17.0 0.06% 0.17 4Q20 2,005 14.7 18.6 15.7 0.05% 0.17 1Q21 2,346 14.3 18.2 14.2 0.04% 0.16 2Q21 1,418 15.8 20.0 16.9 0.09% 0.18 3Q21 935 11.9 15.3 14.4 0.11% 0.13

NPLs and Criticized Commercial Loans Continue to Decline Criticized commercial loans totaled $294 million, or 1.84% of total commercial loans (excluding PPP loans), at September 30, 2021, down $36 million, or 11%, linked-quarter and down $118 million, or 29%, from a year ago Nonperforming loans totaled $63 million, or 0.32% of total loans (excluding PPP loans), at September 30, 2021, down $24 million, or 27%, linked-quarter and down $118 million, or 65%, from a year ago *Ratios exclude PPP loans Total Loans excl. PPP $19,919 $19,784 $19,319 $19,731 $19,951 Total Commercial Loans excl. PPP 15,216 15,262 15,074 15,639 15,977 Criticized Commercial Loans 412 393 348 330 294 Total Nonperforming Loans 181 144 115 87 63 2.57% 0.73% 2.31% 0.59% 0.44% 1.84% 0.32% $400 $300 $200 $100 $0 3Q20 4Q20 1Q21 2Q21 3Q21 HANCOCK WHITNEY Total Loans excl. PPP Total Commercial Loans excl. PPP Criticized Commercial Loans Total Nonperforming Loans $19,919 $19,784 $19,319 $19,731 $19,951 15,216 15,262 15,074 15,639 15,977 412 393 348 330 294 181 144 115 87 63 2.70% 0.91% 2.57% 0.73% 2.31% 0.59% 2.11% 0.44% 1.84% 0.32% $450 $350 $250 $150 $50

Modest Reserve Release Continues

- Negative provision for the quarter of ($27.0) million, reflects $1.8 million of net charge-offs and a reserve release of $28.8 million
- Weighting applied to Moody's September 2021 economic scenarios was 50% Baseline and 50% slower growth (S2), compared to 65% Baseline and 35% slower growth in the prior quarter
- Economic forecast reflects continued optimism driving slight improvement in credit loss outlook; incorporates the potential of slower economic growth
- Significant assumptions in economic forecasts include varied levels of vaccination rates, size and timing of government infrastructure spend, and resolution of the coronavirus pandemic

($s in millions)	Net Charge-Offs	Reserve Release	Total Provision
Commercial	$0.6	($18.2)	**($17.6)**
Mortgage	(0.5)	(5.4)	**(5.9)**
Consumer	1.7	(5.2)	**(3.5)**
Total	**$1.8**	**($28.8)**	**($27.0)**

Portfolio ($ in millions)	9/30/2021		6/30/2021	
	Amount	% of Loan and Leases Outstanding	Amount	% of Loan and Leases Outstanding
Commercial (excluding PPP)	$307	1.92%	$323	2.07%
Mortgage	31	1.32%	37	1.51%
Consumer	33	2.05%	39	2.29%
PPP Loans	1	0.10%	1	0.10%
Allowance for Loan and Lease Losses	$372	1.78%	$400	1.89%
Reserve for Unfunded Lending Commitments	29	—	29	—
Allowance for Credit Losses	$401	1.92%	$429	2.03%
Allowance for Credit Losses – Excluding PPP Loans	$400	2.00%	$428	2.17%

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Securities Portfolio Positioned Well for Future Rise in Rates Securities portfolio (excluding unrealized gains) totaled $8.3 billion, down $271.7 million, or 3%, linked-quarter 16% HTM, 84% AFS $1.6 billion, or 23% of AFS securities, are FV hedged, and provide OCI protection and flexibility to reposition and/or reprice portfolio in a rising rate environment Yield 1.91% flat linked-quarter Unrealized net gain of $57.4 million on AFS at September 30, 2021 compared to $110.3 million at June 30, 2021 Premium amortization totaled $12.3 million, down $0.9 million linked-quarter Effective duration of 4.41 years compared to 4.58 years at June 30, 2021 HANCOCK WHITNEY CMBS$3,412 41% CMO$203 3% U.S. Agencies and other$409 5% RMBS$3,304 40% Munis$923 11% Securities Portfolio Mix 9/30/21 $s in millions 22% 23% 24% 25% 26% 2% 3% 5% 8% 8% 10% 15% 20% 25% 30% 35% 40% 3Q20 4Q20 1Q21 2Q21 3Q21 Securities and ST Investments/Earning Assets (Average) Securities ST Investments

Core Deposits Remain Elevated and “Sticky” Total deposits of $29.2 billion, down $65.0 million linked-quarter; virtually unchanged Noninterest-bearing demand deposits (DDAs) increased $247.0 million Time deposits (retail) decreased $138.7 million, with a portion moving to transaction accounts in light of the low rate environment Interest-bearing public fund deposits decreased $151.4 million primarily due to the low rate environment DDAs comprised 47% of total period-end deposits September cost of deposits 7 bps, down 1 bp from June 2021 Total Deposits 9/30/21 $s in millions Time Deposits (retail) $1,208 4% Interest-bearing transaction & savings $11,292 39% Interest-earing public funds $3,055 10% Noninterest bearing $13,653 47% $s in billions $30.0 $28.0 $26.0 $24.0 $22.0 $18.0 $16.0 Avg Qtrly Deposits LQA EOP growth 3Q20 4Q20 1Q21 2Q21 3Q21 $26.8 $27.0 $28.1 $29.2 $29.2 -4% 10% 22% 1% -1% HANCOCK WHITNEY Total Deposits 9/30/21 $s in millions Time Deposits (retail) $1,208 4% Interest-bearing transaction & savings $11,292 39% Interest-earing public funds $3,055 10% Noninterest bearing $13,653 47% $s in billions $30.0 $28.0 $26.0 $24.0 $22.0 $18.0 $16.0 Avg Qtrly Deposits LQA EOP growth 3Q20 4Q20 1Q21 2Q21 3Q21 $26.8 $27.0 $28.1 $29.2 $29.2 -4% 10% 22% 1% -1%

Net interest margin (NIM) 2.94%, down 2 bps linked-quarter; net interest income (TE) was flat LQ NIM Headwinds: Ongoing impact of lower rates PPP loan forgiveness Continued elevated excess liquidity NIM Tailwinds: Deployment of excess liquidity into loans Steeper yield curve Modest reinvestment into bond portfolio Deposit costs are expected to remain relatively flat as pricing discipline remains in place NIM Compression; Flat Net Interest Income Cost of Deposits NIM Compression; Flat Net Interest Income Cost of Deposits 0.20% 0.15% 0.10% 0.05% .14% .13% .12% .11% .10% .08% .07% .06% Jan 21 Feb 21 Mar 21 Apr 21 May 21 Jun 21 Sep 21 Dec 21(e) 3.05% 3.00% 2.95% 2.90% 2.85% 2.80% 2.96% 0.03% 0.06% 0.01% 0.02% 2.94% 2Q21 NIM (TE) Impact of lower deposit costs Change in earning asset mix / yield Net impact of interest recoveries Sub-debt impact (full quater) 3Q21 NIM (TE) 4.50% 4.00% 3.50% 3.00% 2.50% 2.00% 1.50% 1.00% 0.50% 0.00% 3.95% 3.99% 4.01% 3.95% 3.90% 3.23% 3.22% 3.09% 2.69% 2.94% 2.31% 2.23% 2.00% 1.91% 1.91% 0.30% 0.25% 0.21% 0.17% 0.12% 3Q20 4Q20 1Q21 2Q21 3Q21 Loan Yield Securities Yield Cost of Funds NIM HANCOCK WHITNEY

Loans, excluding PPP, totaled $20.0 billion at September 30, 2021 Loan portfolio 57% ($11.3 billion) variable at September 30, 2021 (excludes PPP) 63% ($7.1 billion) of variable loans are LIBOR-based (36% of loan portfolio excluding PPP) 96% of the LIBOR loans are tied to 1 month LIBOR; 2% of the LIBOR loans are tied to 3 month LIBOR; 2% of the LIBOR loans are tied to 1 year LIBOR 34% ($3.9 billion) tied to Wall Street Journal Prime Approximately 39% ($3.9 billion) of variable rate loans are at their floor (excludes mortgage and credit cards) Majority of floors are struck at a Fed Funds level of 1.00%, with $2.2 billion in loans striking floors at this level; once rates increase above 1%, the majority of these floored loans will convert back to floating Hedges deployed to effectively manage interest rate risk (see appendix slide 27) $1 billion of active receive fixed/pay 1m LIBOR swaps designated as Cash Flow Hedges on the balance sheet (receive 158 bps, pay 1 month LIBOR) $500 million in Cash Flow Hedges were terminated in the 3Q21 $1.6 billion of pay fixed/receive Fed Effective swaps designated as Fair Value Hedges (23% of AFS investment securities on the balance sheet) IRR Sensitivity IRR Sensitivity HWC As of Q3 2021 HWC (Hedges Removed) As of Q3 2021 Peers * Immediate 100 bps 6.6% 7.7% 6.7% Gradual 100 bps 3.0% 3.5% 4.3% * Source: S&P Global Market Intelligence company public filings as of 2Q21 HANCOCK WHITNEY     HWC   HWC (Hedges Removed)     As of Q3 2021 As of Q3 2021 Peers * Immediate 100 bps 6.6% 7.7% 6.7% Gradual 100 bps 3.0% 3.5% 4.3% * Source: S&P Global Market Intelligence company public filings as of 2Q21

Impact of Hurricane Ida, Lower Mortgage Refi Drives Decline in Fees Noninterest income totaled $93.4 million, down $0.9 million, or 1% linked-quarter 3Q21 included a $4.6 million gain from the sale of the remaining Hancock Horizon Funds (nonoperating item) Operating income (excluding nonoperating items) totaled $88.8 million, down $2.7 million, or 3% linked-quarter Most fee categories were impacted by the evacuation, branch and ATM closures, and fee waivers related to Hurricane Ida The decrease in secondary mortgage fees was related to the impact of both Hurricane Ida and the 2Q21 impact of diversification in delivery methods $s in millions $100 $95 $90 $85 $80 $75 $70 $91.5 $1.8 $0.6 $0.2 $0.3 $5.6 $2.2 $88.8 $4.6 $93.4 2Q21 Operating Noninterest Income Service charge on deposit accounts Bank card & ATM fees Investment & annuity income and insurance Trust fees Secondary mortgage fees Other, net (operating) 3Q21 Operating Nonintesrest Income Gain on sale of Hancock Horizon funds (nonoperating) 3Q21 Noninterest Income Noninterest Income Mix 9/30/21 Other $17.6 19% Service Charges on Deposit $21.2 23% Nonoperating item $4.6 5% Secondary Mortgage Fees $7.0 7% Investment & Annuity and Insurance $7.2 8% Bank Card & ATM Fees $19.8 21% Trust Fees $16.0 17% HANCOCK WHITNEY

Expense Management and Efficiency Initiatives Ongoing Noninterest expense totaled $194.7 million, down $42.1 million linked-quarter (2Q21 results include $45 million of net nonoperating items) 3Q21 included $3.2 million of net expenses mostly related to Hurricane Ida (nonoperating item) Operating noninterest expense (excluding nonoperating items) totaled $191.5 million, down $0.3 million, or less than 1% linked-quarter Decrease in personnel expense (operating) was related to savings associated with recent efficiency initiatives Nonoperating items include $5.1 million related to Hurricane Ida, partly offset by a reversal of $1.9 million in severance as employees with positions eliminated last quarter were able to fill open jobs $s in millions $200 $175 $150 $125 $100 $191.8 $3.5 $0.2 $0.2 $1.4 $2.5 $191.5 $3.2 $194.7 2Q21 Operating Noninterest Expense Personnel Expense (operating) Occupancy and Equipment Amortization of intangibles Advertising Other (net)(operating) 3Q21 Operating Noninterest Expense Non operating items 3Q21 Noninterest Expense Noninterest Expense Mix 9/30/21 $s in millions Other $56.7 29% Amortization of intangibles $4.1 2% Nonoperating items $3.2 2% Occupancy & Equipment $16.9 9% Personnel $113.8 58% HANCOCK WHITNEY

Solid Capital, TCE Up 15 bps Linked-Quarter

- TCE ratio 7.85%, up 15 bps LQ
  - Tangible net earnings +39 bps
  - Stock Compensation and other +1 bp
  - Change in OCI -13 bps
  - Dividends -7 bps
  - Change in tangible assets -5 bps
- Repurchased 56,349 shares of common stock during 3Q21 at an average price of $44.49 per share
- CET1 ratio estimated at 11.19%, up 21 bps linked-quarter
- Will continue to manage capital in the best interests of the Company and our shareholders; our priorities are:
  - Organic growth
  - Dividends
  - Buybacks
  - M&A



Capital Ratios
15%
10%
5%
3Q20
4Q20
1Q21
2Q21
3Q21 (e)
TCE
Tier 1 Risk-Based Capital
Total Risk-Based Capital

	Tangible Common Equity Ratio	Leverage (Tier 1) Ratio	CET1 Ratio and Tier 1 Risked-Based Capital Ratio	Total Risk-Based Capital Ratio
September 30, 2021	7.85%	8.15%(e)	11.19%(e)	13.09%(e)
June 30, 2021	7.70%	7.83%	10.98%	12.94%
March 31, 2021	7.26%	7.89%	11.00%	13.60%
December 31, 2020	7.64%	7.88%	10.61%	13.22%
September 30, 2020	7.53%	7.70%	10.30%	12.92%

(e) Estimated for most recent period-end

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Near Term Outlook Q3 2021 Actual Items to note Q4 2021 Outlook FY 2021 Outlook Core Loans (EOP) (excl PPP loans) * $20.0B (excl PPP loans) Core loans up $219.7MM; PPP loans down $482.2MM LQ Expect EOP core loans to be up $400 to $500MM linked-quarter Expect core loans to end the year at approximately $20.4B or +3% year-over-year; some uncertainty as to exact timing of CRE payoffs could impact guidance Deposits (EOP) $29.2B Deposits down $65.0MM linked-quarter Expect total deposits to be up $100 to $200MM Expect deposits to end the year at approximately $29.4B or +6% year-over-year Net Interest Margin (NIM) 2.94% See slide 12 Expect an additional 4 bps of compression in 4Q21 from excess liquidity and PPP loan forgiveness 2021 full year NIM expected to be down approximately 30 bps vs. 2020 full year NIM (3.27%) Net Interest Income (TE) $237.5MM See slide 12 Expect net interest income to be down slightly linked-quarter Expect net interest income (TE) to be down approximately 1% for full year 2021 vs. 2020; impacted by rates, PPP loan forgiveness and limited loan growth in 2H20 and 1H21 (base for 2020 = $955.5MM) Reserve for Credit Losses $400.5MM or 1.92% of total loans $28.8MM reserve release, ($1.8MM in NCOs; $27.0MM negative provision) Expect continued modest reserve releases Future assumptions in economic forecasts will drive level of reserves and include the impact of vaccination rates, size and timing of government infrastructure spend, and resolution of the coronavirus pandemic Noninterest Income $93.4MM reported $88.8MM operating Includes $4.6MM of nonoperating income Expect fees (excluding nonoperating items) to be relatively flat linked-quarter Expect fee growth of approximately 9% year-over-year as improvements in most fee categories are partially offset by lower secondary mortgage fees (base for 2020 = $324.4MM) Noninterest Expense $194.7MM reported $191.5MM operating Includes $3.2MM of nonoperating items Expect operating expenses to total $187MM in 4Q21 in line with previous guidance Expect operating expense to be down approximately 3% in 2021 (base for 2020 = $788.8MM); 4Q21 expense level will be a run-rate for 2022 overall expense Effective Tax Rate 19.2% 19%-20% 19%-20% * See slide 7 for details on PPP loans Q3 2021 Actual Items to note Q4 2021 Outlook FY 2021 Outlook Core Loans (EOP) (excl PPP loans) * $20.0B (excl PPP loans) Core loans up $219.7MM; PPP loans down $482.2MM, net LQ Expect EOP core loans to be up $400 to $500MM linked-quarter Expect core loans to end the year at approximately $20.4B or +3% year-over-year; some uncertainty as to exact timing of CRE payoffs could impact guidance Deposits (EOP) $29.2B Deposits down $65.0MM linked-quarter Expect total deposits to be up $100 to $200MM Expect deposits to end the year at approximately $29.4B or +6% year-over-year Net Interest Margin (NIM) 2.94% See slide 12 Expect an additional 4 bps of compression in 4Q21 from excess liquidity and PPP loan forgiveness 2021 full year NIM expected to be down approximately 30 bps vs. 2020 full year NIM (3.27%) Net Interest Income (TE) $237.5MM See Slide 12 Expect net interest income to be down slightly linked-quarter Expect net interest income (TE) to be down approximately 1% for full year 2021 vs. 2020; impacted by rates, PPP loan forgiveness and limited loan growth in 2H20 and 1H21 (base for 2020 = $955.5MM) Reserve for Credit Losses $400.5MM or 1.92% of total loans $28.8MM reserve release, ($1.8MM in NCOs; $27.0MM negative provision) Expect continued modest reserve releases Future assumptions in economic forecasts will drive level of reserves and include the impact of vaccination rates, size and timing of government infrastructure spend, and resolution of the coronavirus pandemic Noninterest Income $93.4MM reported $88.8MM operating Includes $4.6MM of nonoperating income Expect fees (excluding nonoperating items) relatively flat linked-quarter Expect fee growth of approximately 9% year-over-year as improvements in most fee categories are partially offset by lower secondary mortgage fees (base for 2020 = $324.4MM) Noninterest Expense $194.7MM reported $191.5MM operating Includes $3.2MM of nonoperating items Expect operating expenses to total $187MM in 4Q21 in line with previous guidance Expect operating expense to be down approximately 3% in 2021 (base for 2020 = $788.8MM); 4Q21 expense level will be a run-rate for 2022 overall expense Effective Tax Rate 19.2% 19%-20% 19%-20% HANCOCK WHITNEY

Path to 55% Efficiency Ratio

- Efficiency ratio target of 55% set for 4Q22
- Thoughtful execution of revenue and efficiency strategies will continue into 2022:
  - Continued momentum in core loan growth at a mid-single digit LQA level throughout 2022
  - Maintain our 4Q21 targeted expense level of $187mm and run rate (LQA) in 2022, or $750 million for 2022
  - Additional efficiency initiatives (e.g. strategic procurement) will support the strategy of cost reductions to offset items like assumed wage inflation and the program of new banker hires
  - Deployment of excess liquidity into loans and then modest reinvestment in the bond portfolio

- Revenue Catalyst: new banker hires
  - 15 new bankers have been added in growth or new markets across the footprint including middle market, commercial and healthcare, with more planned for 2022

- Dallas, TX +6
- San Antonio, TX +2
- Houston, TX +1
- Beaumont, TX +1
- Nashville, TN +2
- Tampa, FL +3


HANCOCK WHITNEY LOCATIONS

- Expense Catalyst: successful execution of efficiency efforts

	1Q20A	4Q21F	Change
Branches	215	177	-38
FTE	4,148	3,500	-648
Operating Expense	$203.3 million	$187.0 million	($16.3) million or -8%
Efficiency Ratio	62.1%	57.4%	-470 bps

- ER Progress to-date

Operating Revenue, Operating Expense & Efficiency Ratio


63%
62%
61%
60%
59%
58%
57%
56%
55%
54%

	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21
Operating Revenue	319.0	315.1	322.1	323.8	324.6	329.0	326.3
Operating Expense	203.3	196.5	195.8	193.1	193.1	191.8	191.5
Efficiency Ratio	62.1%	60.7%	59.3%	58.2%	58.1%	57.0%	57.4%

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Appendix and Non-GAAP Reconciliations HANCOCK WHITNEY

Summary Income Statement ($ in millions, except for share data)

			Change					Change
3Q21	2Q21	3Q20	LQ	Prior Year		YTD 2021	YTD 2020	Y-o-Y
237.5	237.5	238.4	—	(0.9)	Net Interest Income (TE)*	712.5	714.1	(1.6)
(27.0)	(17.2)	25.0	(9.8)	(52.0)	Provision for Credit Losses	(49.1)	578.7	(627.8)
93.4	94.3	83.7	(0.9)	9.7	Noninterest Income	274.7	242.1	32.6
194.7	236.8	195.8	(42.1)	(1.1)	Noninterest Expense	624.5	595.6	28.9
160.3	109.4	98.2	50.9	62.1	Income (loss) before Income Tax	403.2	(228.0)	631.2
30.7	20.7	18.8	10.0	11.9	Income Tax Expense (Benefit)	77.7	(79.3)	157.0
129.6	88.7	79.4	40.9	50.2	Net Income (loss)	325.5	(148.7)	474.2
134.8	137.2	126.3	(2.4)	8.5	PPNR (TE)*	403.5	360.6	42.9
129.6	88.7	79.4	40.9	50.2	Net Income (loss)	325.5	(148.7)	474.2
(2.4)	(1.9)	(1.4)	(0.5)	(1.0)	Net Income or dividends allocated to participating securities	(6.7)	(1.3)	(5.4)
127.2	86.8	77.9	40.4	49.3	Net Income (loss) available to common shareholders	318.8	(150.0)	468.8
87.0	87.0	86.4	—	0.6	Weighted average common shares - diluted	87.0	86.6	0.4
1.46	1.00	0.90	0.46	0.56	Reported EPS	3.67	(1.73)	5.40
2.94%	2.96%	3.23%	-2 bps	-29 bps	NIM	3.00%	3.29%	-29 bps
1.46%	1.01%	0.97%	45 bps	49 bps	ROA	1.25%	-0.62%	187 bps
14.26%	10.20%	9.42%	406 bps	484 bps	ROE	12.39%	-5.77%	1816 bps
57.44%	57.01%	59.29%	43 bps	-185 bps	Efficiency Ratio*	57.52%	60.69%	-317 bps

*Non-GAAP measure: see slide 24 for non-GAAP reconciliation

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Summary Balance Sheet ($ in millions)

3Q21	2Q21	3Q20	Change LQ	Change Prior Year		YTD 2021	YTD 2020	Change Y-o-Y
					EOP Balance Sheet			
20,886.0	21,148.5	22,240.2	(262.5)	(1,354.2)	Loans [1]	20,886.0	22,240.2	(1,354.2)
8,308.6	8,633.1	7,056.3	(324.5)	1,252.3	Securities	8,308.6	7,056.3	1,252.3
32,348.0	32,075.5	30,179.1	272.5	2,168.9	Earning Assets	32,348.0	30,179.1	2,168.9
35,318.3	35,098.7	33,193.3	219.6	2,125.0	Total assets	35,318.3	33,193.3	2,125.0
29,208.1	29,273.1	27,030.7	(65.0)	2,177.4	Deposits	29,208.1	27,030.7	2,177.4
1,745.2	1,516.5	1,906.9	228.7	(161.7)	Short-term borrowings	1,745.2	1,906.9	(161.7)
31,688.5	31,535.8	29,817.7	152.7	1,870.8	Total Liabilities	31,688.5	29,817.7	1,870.8
3,629.8	3,562.9	3,375.6	66.9	254.2	Stockholders' Equity	3,629.8	3,375.6	254.2
					Avg Balance Sheet			
20,941.2	21,388.8	22,407.8	(447.6)	(1,466.6)	Loans [2]	21,355.5	22,200.4	(844.9)
8,368.8	8,194.8	6,389.2	174.0	1,979.6	Securities [3]	8,014.0	6,223.4	1,790.6
32,097.4	32,195.5	29,412.3	(98.1)	2,685.1	Average earning assets	31,773.5	29,020.3	2,753.2
35,208.0	35,165.7	32,685.4	42.3	2,522.6	Total assets	34,821.4	32,163.8	2,657.6
29,237.3	29,228.8	26,763.8	8.5	2,473.5	Deposits	28,872.3	25,934.3	2,938.0
1,612.3	1,661.0	1,733.3	(48.7)	(121.0)	Short-term borrowings	1,653.6	2,044.9	(391.3)
31,601.9	31,677.1	29,333.8	(75.2)	2,268.1	Total Liabilities	31,308.8	28,721.8	2,587.0
3,606.1	3,488.6	3,351.6	117.5	254.5	Stockholders' Equity	3,512.7	3,442.0	70.7

3.90%	3.95%	3.95%	-5 bps	-5 bps	Loan Yield	3.95%	4.17%	-22 bps
1.91%	1.91%	2.31%	0 bps	-40 bps	Securities Yield	1.94%	2.44%	-50 bps
0.13%	0.18%	0.39%	-5 bps	-26 bps	Cost of IB Deposits	0.18%	0.66%	-48 bps
71.51%	72.25%	82.28%	-74 bps	-1077 bps	Loan/Deposit Ratio	71.51%	82.28%	-1077 bps

(1) 3Q21 includes $0.9 billion, 2Q21 includes $1.4 billion and 3Q20 includes $2.3 billion in PPP loans, net
(2) 3Q21 includes $1.2 billion, 2Q21 includes $2.0 billion and 3Q20 includes $2.3 billion in average PPP loans, net
(3) Average securities excludes unrealized gain/(loss)

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Results *Non-GAAP measures: see slide 24 for non-GAAP reconciliation   3Q20 4Q20 1Q21 2Q21 3Q21 Operating PPNR (TE)* ($000) 126,346 130,607 131.526 137,176 134,784 Net Interest Income (TE)* ($000) 238,372 241,401 237,509 237,498 237,477 Net Interest Margin (TE)* 3.23% 3.22% 3.09% 2.96% 2.94% Operating Noninterest Income* ($000) 83,748 82,350 87,089 91,472 88,785 Operating Expense* ($000) 195,774 193,144 193,072 191,793 191,477 Efficiency Ratio* 59.29% 58.23% 58.12% 57.01% 57.44% Operating PPNR* ($s in millions) $150 $140 $130 $120 3Q20 4Q20 1Q21 2Q21 3Q21 $126.3 $130.6 $131.5 $137.2 $134.8 Net Interest Income (TE)* ($s in millions) $250 $245 $240 $235 $230 3Q20 4Q20 1Q21 2Q21 3Q21 $238.4 $241.4 $237.5 $237.5 $237.5 Net Interest Margin (TE)* 3.30% 3.15% 3.00% 2.85% 3Q20 4Q20 1Q21 2Q21 3Q21 Operating Noninterest Income*($s in millions) $100 $95 $90 $85 $80 3Q20 4Q20 1Q21 2Q21 3Q21 $83.7 $82.4 $87.1 $91.5 $88.8 Operating Expense* ($s in millions) $200 $195 $190 $185 $180 3Q20 4Q20 1Q21 2Q21 3Q21 $195.8 $193.1 $193.1 $191.8 $191.5 Efficiency Ratio* 60.00% 59.00% 58.00% 57.00% 56.00% 3Q20 4Q20 1Q21 2Q21 3Q21 59.29% 58.23% 58.12% 57.01% 57.44% 3Q20 4Q20 1Q21 2Q21 3Q21 Operating PPNR (TE)* ($000) 126,346 130,607 131.526 137,176 134,784 Net Interest Income (TE)* ($000) 238,372 241,401 237,509 237,498 237,477 Net Interest Margin (TE)* 3.23%3.22% 3.09% 2.96% 2.94% Operating Noninterest Income* ($000) 83,748 82,350 87,089 91,472 88,785 Operating Expense* ($000) 195,774 193,144 193,072 191,793 191,477 Efficiency Ratio* 59.29% 58.23% 58.12% 57.01% 57.44% HANCOCK WHITNEY

Balance Sheet Summary   3Q20 4Q20 1Q21 2Q21 3Q21 Average Loans ($MM) 22,408 22,066 21,745 21,389 20,941 Average Total Securities ($MM) 6,389 6,921 7,469 8,195 8,369 Average Deposits ($MM) 26,764 27,040 28,139 29,229 29,237 Loan Yield (TE) 3.95% 3.99% 4.01% 3.95% 3.90% Cost of Deposits 0.22% 0.18% 0.13% 0.10% 0.07% Tangible Common Equity Ratio 7.53% 7.64% 7.26% 7.70% 7.85% Balance Sheet Summary   4Q19 1Q20 2Q20 3Q20 4Q20 Average Loans ($MM) 21,038 21,234 22,957 22,408 22,066 Average Total Securities ($MM) 6,202 6,149 6,130 6,389 6,921 Average Deposits ($MM) 23,848 24,327 26,703 26,764 27,040 Loan Yield (TE) 4.69% 4.56% 4.04% 3.95% 3.99% Cost of Interest Bearing Deposits 1.11% 1.01% 0.58% 0.39% 0.31% Tangible Common Equity Ratio 8.45% 8.00% 7.33% 7.53% 7.64% CHANCOCK WHITNEY 28 Average Loans ($s in billions) $25 $24 $23 $22 $21 $20 3Q20 4Q20 1Q21 2Q21 3Q21 $22.4 $22.1 $21.7 $21.4 $20.9 Average Securities ($s in billions) $9 $8 $7 $6 $5 3Q20 4Q20 1Q21 2Q21 3Q21 $6.4 $6.9 $7.5 $8.2 $8.4 Average Deposits ($s in billions) $32 $30 $ 28 $26 $26 $24 3Q20 4Q20 1Q21 2Q21 3Q21 $26.8 $27.0 $28.1 $29.2 $29.2 Loan Yield (TE) 4.15% 4.05% 3.95% 3.85% 3Q20 4Q20 1Q21 2Q21 3Q21 3.95% 3.99% 4.01% 3.95% 3.90% Cost of Deposits 0.30% 0.25% 0.20% 0.15% 0.10% 0.05% 0.00% 3Q20 4Q20 1Q21 2Q21 3Q21 0.22% 0.18% 0.13% 0.10% 0.07% Tangible Common Equity Ratio 8.00% 7.80% 7.60% 7.40% 7.20% 7.00% 3Q20 4Q20 1Q21 2Q21 3Q21 7.53% 7.64% 7.26% 7.70% 7.85% 3Q20 4Q20 1Q21 2Q21 3Q21 Average Loans ($MM) 22,408 22,066 21,745 21,389 20,941 Average Total Securities ($MM) 6,389 6,921 7,469 8,195 8,369 Average Deposits ($MM) 26,764 27,040 28,139 29,229 29,237 Loan Yield (TE) 3.95% 3.99% 4.01% 3.95% 3.90% Cost of Deposits 0.22% 0.18% 0.13% 0.10% 0.07% Tangible Common Equity Ratio 7.53% 7.64% 7.26% 7.70% 7.85% HANCOCK WHITNEY

Operating Revenue (TE), Operating PPNR (TE) Reconciliations

	Three Months Ended				
(in thousands)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Net interest income	$234,709	$234,643	$234,587	$238,286	$235,183
Noninterest income	93,361	94,272	87,089	82,350	83,748
Total revenue	$328,070	$328,915	$321,676	$320,636	$318,931
Taxable equivalent adjustment	2,768	2,854	2,922	3,115	3,189
Nonoperating revenue	(4,576)	(2,800)	—	—	—
Operating revenue (TE)	$326,262	$328,969	$324,598	$323,751	$322,120
Noninterest expense	(194,703)	(236,770)	(193,072)	(193,144)	(195,774)
Nonoperating expense	3,225	44,977	—	—	—
Operating expense	(191,478)	(191,793)	(193,072)	(193,144)	(195,774)
Operating pre-provision net revenue (TE)	$134,784	$137,176	$131,526	$130,607	$126,346

Taxable equivalent (TE) amounts are calculated using a federal tax rate of 21%

Nonoperating Items

(in thousands)	3Q21	2Q21
Nonoperating Income		
Gain on sale of Hancock Horizon Funds	$4,576	—
Gain on sale of Mastercard Class B common stock	—	2,800
Nonoperating Expense		
Efficiency initiatives	(1,867)	40,812
Hurricane related expenses	5,092	—
Redemption of subordinated debentures	—	4,165
Total Nonoperating (income)/expense items, net	($1,351)	$42,177

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HANCOCK WHITNEY

Commercial Loans (C&I, CRE, C&D)* *Excludes $0.9 billion in PPP loans As of September 30, 2021 Total Commercial Loans Outstanding % of Total Loans Commitment ($s in millions) Real Estate, Rental and Leasing $3,370 16.9% $4,618 Retail Trade 1,814 9.1% 2,236 Health Care and Social Assistance 1,741 8.7% 2,229 Hospitality 1,104 5.5% 1,228 Construction 1,067 5.3% 1,993 Manufacturing 962 4.8% 1,597 Wholesale Trade 818 4.1% 1,362 Finance and Insurance 804 4.0% 1,365 Transportation and Warehousing 804 4.0% 1,047 Public Administration 627 3.1% 649 Professional, Scientific, and Technical Services 534 2.7% 951 Other Services (except Public Administration) 459 2.3% 576 Educational Services 284 1.4% 434 Energy 266 1.3% 441 Other (less than 1% individually) 1,322 6.6% 2,770 Grand Total $15,976 80.1% $23,496 HANCOCK WHITNEY Total Commercial Loans Outstanding % of Total Loans Commitment ($s in millions) Real Estate, Rental and Leasing $3,370 16.9% $4,618 Retail Trade 1,814 9.1% 2,236 Health Care and Social Assistance 1,741 8.7% 2,229 Hospitality 1,104 5.5% 1,228 Construction 1,067 5.3% 1,993 Manufacturing 962 4.8% 1,597 Wholesale Trade 818 4.1% 1,362 Finance and Insurance 804 4.0% 1,365 Transportation and Warehousing 804 4.0% 1,047 Public Administration 627 3.1% 649 Professional, Scientific, and Technical Services 534 2.7% 951 Other Services (except Public Administration) 459 2.3% 576 Educational Services 284 1.4% 434 Energy 266 1.3% 441 Other (less than 1% individually) 1,322 6.6% 2,770 Grand Total $15,976 80.1% $23,496

* Excludes PPP loans ** Structured solutions total $260 million company-wide, with $8 million criticized, and $22 million pass-watch As of September 30, 2021 Sectors Under Focus* East (MS, AL, FL, TN); Central (Greater N.O., SELA); West (SWLA, TX) Criticized NPL Pass-Watch Structured Solutions** $ in millions East Central West Other Total $ % $ % $ % $ % Retail Retail -ICRE $162 $296 $226 $ — $684 $4 1% $4 1% $9 1% $— — Retail Goods and Services 448 376 193 114 1,131 13 1% — — 9 1% — — Total 609 672 419 114 1,814 17 1% 4 — 19 1% — — Health Care and Social Assistance Assisted Living (ICRE) 253 51 104 — 409 9 2% — — 2 1% 51 12% Assisted Living (non-CRE) 121 73 1 — 194 — — — — 45 23% — — Total 374 124 105 — 602 9 2% — — 47 8% 51 8% Hospitality Hotel 171 242 92 — 505 1 — — — 17 3% 169 33% Restaurants Full Service, Casual Dining and Bars 99 163 37 — 299 35 12% 1 — 21 7% 12 4% Entertainment 42 73 21  — 136 7 5% 2 2% 36 26% — — Total 312 478 151 — 940 43 5% 3 — 73 8% 181 19% Total Sectors Under Focus $1,295 $1,274 $674 $114 $3,357 $69 2% $7 — $139 4% $232 7%  Insert Karna Hai HNCOCK WHITNEY Criticized NPL Pass-Watch Structured Solutions** $ in millions East Central West Other Total $ % $ % $ % $ % Retail                           Retail - ICRE $162 $296 $226 $ — $684 $4 1% $4 1% $9 1% $— — Retail Goods and Services 448 376 193 114 1,131 13 1% — — 9 1% — — Total 609 672 419 114 1,814 17 1% 4 — 19 1% — — Health Care and Social Assistance                           Assisted Living (ICRE) 253 51 104 — 409 9 2% — — 2 1% 51 12% Assisted Living (non-CRE) 121 73 1 — 194 — — — — 45 23% — — Total 374 124 105 — 602 9 2% — — 47 8% 51 8% Hospitality                           Hotel 171 242 92 — 505 1 — — — 17 3% 169 33% Restaurants Full Service, Casual Dining and Bars 99 163 37 — 299 35 12% 1 — 21 7% 12 4% Entertainment 42 73 21 — 136 7 5% 2 2% 36 26% — — Total 312 478 151 — 940 43 5% 3 — 73 8% 181 19% Total Sectors Under Focus $1,295 $1,274 $674 $114 $3,357 $69 2% $7 — $139 4% $232 7%

Current Hedge Positions Cash Flow (CF) Hedges Current net receive on notional CF Hedges is approximately 1.50% on $1 billion or approximately $15 million annualized $500 million in CF Hedges were terminated in 3Q21 Total Termination Value on remaining active CF Hedges is approximately $10.1 million as of 9/30/21 Termination locks in current economic value but removes protection of the hedge, therefore increasing asset sensitivity Fair Value (FV) Hedges $1.8 billion in securities are hedged with $1.6 billion of FV Hedges Duration (Market Price Risk) reduced from approximately 7.8 to 4.5 on hedged securities Current Termination Value of FV Hedges is approximately $20 million at 9/30/2021 When terminated at a gain, the value of each hedge reduces the book value of the underlying security, thereby increasing its current book yield The impact of early termination at current rates and +100bps is reflected below: Example Termination Notional Increase in Reported IRR Sensitivity per 100bps shock $500MM 0.55% Current Book Yield ($1.8 billion) Current Termination Yield Increase Future Action after Rates +100bps - Termination Yield Increase No Action Taken Convert to Floating (Starting ~ 2024) 1.63% + 0.14% + 0.69% Fed Effective + 35bps Example Termination Notional Increase in Reported IRR Sensitivity per 100bps shock $500MM 0.55% Current Book Yield ($1.8 billion) Current Termination Yield Increase Future Action after Rates +100bps - Termination Yield Increase No Action Taken Convert to Floating (Starting ~ 2024) 1.63% + 0.14% + 0.69% Fed Effective + 35bps

Strong Liquidity $20.9 Billion in Available Sources ($ in millions) Total Available Amount Used Net Availability Internal Sources       Free Securities and other $7,829 $— $7,829 External Sources     Federal Home Loan Bank (FHLB) 5,834 2,134 3,700 Federal Reserve Bank (FRB) 3,605 — 3,605 Brokered Deposits 4,381 9 4,372 Other 1,369 — 1,369 Total Liquidity $23,018 $2,143 $20,875 * Includes PPP loans   $20.9 Billion in Available Sources ($ in millions) Total Available Amount Used Net Availability Internal Sources Free Securities and other $7,829 $— $7,829 External Sources Federal Home Loan Bank (FHLB) 5,834 2,134 3,700 Federal Reserve Bank (FRB) 3,605 — 3,605 Brokered Deposits 4,381 9 4,372 Other 1,369 — 1,369 Total Liquidity $23,018 $2,143 $20,875 Relatively Low Average Loan/Deposit Ratio Interest-bearing deposits44% DDA39% Other liabilities & debt7% Equity10% Strong Core Funding 90.0% 1Q20 2Q20* 3Q20* 4Q20* 1Q21* 2Q21* 3Q21* 87.3% 86.0% 83.7% 81.6% 77.3% 73.2% 71.6% 85.0% 80.0% 75.0% 70.0% 65.0% Line chart

Solid Capital in Excess of Regulatory Minimums

Estimated Regulatory Capital as of September 30, 2021				
$s in millions	Common Equity Tier 1	Tier 1 Capital	Total Risk-based Capital	Tier 1 Leverage Ratio
Total Asset Base	$25,001	$25,001	$25,001	$34,344
Total Capital	2,798	2,798	3,274	2,798
Capital Ratio	11.19%	11.19%	13.09%	8.15%
Regulatory Minimum $ with CCB (1)	1,750	2,125	2,625	1,374
Regulatory Minimum with CCB (1)	7.00%	8.50%	10.50%	4.00%
Capital in excess of Regulatory minimum with CCB	**1,048** **4.19%**	**673** **2.69%**	**649** **2.59%**	**1,425** **4.15%**

(1) Regulatory minimum with Capital Conservation Buffer (CCB) must be met in order for a bank holding company to engage in certain capital activities including, but not limited to, paying shareholder dividends. Leverage ratio does not have a CCB requirement

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HANCOCK WHITNEY

Hurricane Ida Update Hurricane Ida made landfall in Southeast Louisiana on August 29th as a Category 4 hurricane 80 banking locations and 113 ATMs were located in the hurricane-impacted areas Associates worked diligently to open financial centers and power ATMs after the storm passed impacting the regions’ electric grid Impacted area Company’s operational and client-facing systems functioned and performed well

Hurricane Ida Update Reinforced with technological and structural enhancements the company has implemented since Hurricane Katrina, our corporate headquarters in Gulfport MS, technology center and operations centers opened without storm damage Loan portfolios in the impacted markets have been reviewed to determine loss content; to-date nothing material has been noted Allowance for credit losses at September 30, 2021 was 1.92% (2.00% excluding PPP loans) Many clients switched to digital banking, mobile banking, and ATM delivery channels during COVID shutdown Disaster Fee Waiver and Loan Deferral programs were offered to customers in impacted areas; in addition, loan specials were offered to clients needing immediate assistance  Region Total Loans (as of 9/30/2021) Total Deposits (as of 9/30/2021) Financial Centers (as of 9/30/2021) Greater New Orleans Region* 4,804 9,705 45 Greater Baton Rouge Region* 1,729 3,633 26 Greater Houma Region* 538 1,212 9 Lafayette Market 766 1,895 14 Lake Charles Market 158 836 6 Northwest LA Market 82 225 5 Total Louisiana 8,077 17,506 105 ** * Regions impacted by Hurricane Ida ** Includes 10 financial centers closed 10/8/2021 Region Total Loans (as of 9/30/2021) Total Deposits (as of 9/30/2021) Financial Centers (as of 9/30/2021) Greater New Orleans Region* 4,804 9,705 45 Greater Baton Rouge Region* 1,729 3,633 26 Greater Houma Region* 538 1,212 9 Lafayette Market 766 1,895 14 Lake Charles Market 158 836 6 Northwest LA Market 82 225 5 Total Louisiana 8,077 17,506 105 **

Third Quarter 2021 Earnings Conference Call 10/19/2021 HANCOCK WHITNEY